Exhibit (a)(1)(B)

AMENDED AND RESTATED LETTER OF TRANSMITTAL

Offer to Purchase

Up to 195,000,000 of the Issued and Outstanding Shares of Common Stock

of

ALTABA INC.

In Exchange For

American Depositary Shares

of

Alibaba Group Holding Limited

Plus an Additional Amount in Cash

Pursuant to the Offer to Purchase Dated June 7, 2018

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 8, 2018, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”). THE OFFER IS SUBJECT TO IMPORTANT TERMS AND CONDITIONS, INCLUDING THE CONDITIONS LISTED IN SECTION 7 OF THE OFFER TO PURCHASE.

This Amended and Restated Letter of Transmittal relates to the offer by Altaba Inc. (the “Fund” or “Altaba”), a non-diversified, closed-end management investment company organized as a Delaware corporation, to purchase up to 195,000,000 (approximately 24%) of the Fund’s issued and outstanding shares of its common stock, par value $0.001 per share (the “Shares”), upon the terms and subject to the conditions described in the Offer to Purchase, dated June 7, 2018, as amended and supplemented by the Supplement to Offer to Purchase, dated July 9, 2018 (the “Offer to Purchase”) and in this Amended and Restated Letter of Transmittal. Capitalized terms used but not otherwise defined in this Amended and Restated Letter of Transmittal shall have the meanings given in the Offer to Purchase.

Method of delivery of the Shares tendered hereby is at the option and risk of the owner thereof. See Instruction 4.

Mail or deliver this Amended and Restated Letter of Transmittal, together with any certificate(s) representing your Shares, to the Exchange Agent for the Offer:

Computershare Trust Company, N.A.

By First Class Mail:	By Overnight Courier or Express Mail:

Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
Attn: Corporate Actions	Attn: Corporate Actions
P.O. Box 43011	250 Royall Street, Suite V
Providence, RI 02940-3011	Canton, MA 02021

DELIVERY OF THIS AMENDED AND RESTATED LETTER OF TRANSMITTAL TO ANOTHER ADDRESS WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO THE FUND, THE INFORMATION AGENT, THE DEALER MANAGER OR DTC MAY NOT BE FORWARDED TO THE EXCHANGE AGENT AND MAY NOT CONSTITUTE A VALID DELIVERY.

Although the Fund will deliver the Offer to Purchase and this Amended and Restated Letter of Transmittal to its stockholders to the extent required by U.S. law, including stockholders located outside the United States, this Offer is not an offer to sell or exchange and it is not a solicitation of an offer to buy any of the Shares or the Alibaba ADSs in any jurisdiction in which such offer, sale, exchange or offer to buy, as the case may be, is not permitted. Countries outside the United States generally have their own legal requirements that govern securities offerings made to persons resident in those countries and often impose stringent requirements about the form and content of offers made to the general public. The Fund has not taken any action under those non-U.S. regulations to facilitate a public offer to purchase Shares for Alibaba ADSs outside the United States but may take steps to facilitate such tenders. Therefore, the ability of any non-U.S. person to tender Shares in the Offer will depend on whether there is an exemption available under the laws of such person’s home country that would permit the person to participate in the Offer without the need for the Fund or Alibaba to take any action to facilitate a public offering in that country or otherwise. For example, some countries exempt transactions from the rules governing public offerings if they involve persons who meet certain eligibility requirements relating to their status as sophisticated or professional investors. Non-U.S. stockholders should consult their advisors in considering whether they may participate in the Offer in accordance with the laws of their home countries and, if they do participate, whether there are any restrictions or limitations on transactions in the Shares or Alibaba ADSs that may apply in their home countries. None of Altaba, Alibaba, the Dealer Manager, the Exchange Agent or the Information Agent can provide any assurance about whether such limitations may exist.

On February 3, 2015, the People’s Republic of China (the “PRC”) State Administration of Taxation (“SAT”) issued the Bulletin Regarding Certain Enterprise Income Tax Matters on Indirect Transfer of Property by Non-Resident Enterprises, SAT Bulletin [2015] No. 7 (“Bulletin 7”). Bulletin 7 governs indirect transfers of PRC taxable property, which includes equity interests in PRC resident enterprises, real estate located in the PRC, and the assets of a “place or establishment” in the PRC of a foreign company. Because the Fund owns Alibaba ADSs and Alibaba holds PRC taxable property, a participating stockholder that is a non-PRC resident enterprise could be subject to PRC tax under Bulletin 7 as a result of exchanging Shares for Offer Consideration pursuant to the Offer. See Section 2 of the Offer to Purchase. In order to avoid the need to withhold amounts relating to PRC tax pursuant to Bulletin 7 from the Offer Consideration to be paid pursuant to the Offer, each tendering stockholder, other than a stockholder that is a U.S. stockholder, a resident of the PRC or an individual, is required to make, in order to validly tender Shares pursuant to the Offer, and is deemed to make by completing and signing this Amended and Restated Letter of Transmittal, certain representations and warranties as described herein, including among others a representation that the exchange of such stockholder’s Shares for the Offer Consideration (i) would qualify for the treaty safe harbor exemption from Bulletin 7 (as described in Section 2 of the Offer to Purchase) based on a tax treaty between the PRC and the stockholder’s country of residence or (ii) is otherwise not subject to PRC tax under Bulletin 7. Stockholders should consult their tax advisors to determine the particular tax consequences to them of participating in the Offer in light of their particular circumstances, including the applicability of Bulletin 7 and their ability to make the related representation in this Amended and Restated Letter of Transmittal.

Pursuant to the Offer, the undersigned encloses herewith and surrenders the following certificate(s) representing Shares of the Fund:

(1) DESCRIPTION OF SHARES TENDERED (SEE INSTRUCTIONS 1, 10 AND 13)
Name(s) and Address(es) of Registered Owner(s) (If blank, please fill in exactly as name(s) appear(s) on Share certificate(s))	Shares Tendered (attached additional list if necessary)
Certificated Shares (*)
	Certificate Number(s)	Total Number of Shares Represented by Certificate(s)	Number of Shares Tendered (**)	Book-Entry Shares Tendered (***)

Total Shares:

*    Need not be completed by book-entry stockholders.

**   If you wish to tender fewer than all Shares represented by any certificate listed above, please indicate in this column the number of Shares you wish to tender. Unless otherwise indicated, it will be assumed that all Shares represented by certificates described above are being tendered hereby. See Instruction 10.

***   Book-entry Shares held at Computershare must be indicated above otherwise they will not be tendered.

(2) SIGNATURE (SEE INSTRUCTIONS 2 AND 12)
This form must be signed by the registered holder(s) exactly as his or her name appears above or by a person authorized to sign on behalf of the registered holder(s) by documents transmitted herewith
X
Signature of Stockholder	Date	Daytime Telephone #
X
Signature of Stockholder	Date	Daytime Telephone #
Signature Guarantee Medallion (If required — See Instruction 13)
(Title of Officer Signing This Guarantee)
(Name of Guarantor — Please Print)
(Address of Guarantor Firm)

(3) BACKUP WITHHOLDING

PLEASE SEE THE SECTION ENTITLED “IMPORTANT U.S. FEDERAL INCOME TAX INFORMATION” BELOW.

You must sign this Amended and Restated Letter of Transmittal in the appropriate space provided above and complete the accompanying IRS Form W-9 or an appropriate IRS Form W-8, as applicable. Failure to timely provide the Exchange Agent with a properly completed and signed IRS Form W-9 or appropriate IRS Form W-8 will result in a defective submission, and the Fund will be unable to purchase your Shares.

SCAN TO CA VOLUNTARY YHOO

(4) REPRESENTATIONS AND WARRANTIES
By signing this Amended and Restated Letter of Transmittal above, I represent and warrant as follows:

(1) I have full power and authority to tender, sell, assign and transfer the Shares that I have tendered.

(2)   If and when the Fund accepts such Shares for purchase pursuant to the Offer, the Fund will acquire good, marketable and unencumbered title thereto, free and clear of all security interests, liens, restrictions, claims, encumbrances and other obligations relating to the sale or transfer of such Shares and not subject to any adverse claim or right.

(3)   (a) I have a net long position within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, equal to or greater than the amount of (i) Shares tendered or (ii) other securities immediately convertible into or exchangeable or exercisable for the Shares tendered and I will acquire such Shares for tender by conversion, exchange or exercise; and (b) I will cause such Shares to be delivered in accordance with the terms of the Offer to Purchase.

(4)   My participation in the Offer and tender of such Shares complies with Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, and the applicable laws of both the jurisdiction where I received the materials relating to the Offer and the jurisdiction from which the tender is being made.

(5)   FOR STOCKHOLDERS OTHER THAN U.S. PERSONS, RESIDENTS OF THE PRC AND INDIVIDUALS: The exchange of my Shares for the Offer Consideration (i) would qualify for the treaty safe harbor exemption from Bulletin 7 based on a tax treaty between the PRC and my country of residence or (ii) is otherwise not subject to PRC tax under Bulletin 7.

(5) PRORATION

As described in Section 1 of the Offer to Purchase, all Shares that are properly tendered and not properly withdrawn will generally be purchased pursuant to the Offer on a pro-rata basis in proportion to the number of Shares tendered.

Indicate below the order (by certificate number) in which Shares are to be purchased in the event of proration (attach additional list if necessary). If you do not designate an order, if less than all Shares tendered are purchased due to proration, Shares will be selected for purchase by the Exchange Agent.

1st	2nd	3rd	4th	5th

(6) ODD LOTS (SEE INSTRUCTION 5)

As described in Section 1 of the Offer to Purchase, under certain conditions, stockholders holding fewer than 100 Shares may have their Shares accepted for purchase before any proration of the purchase of other tendered Shares. This preference is not available to partial tenders, or to beneficial or record holders of an aggregate of 100 or more Shares, even if these holders have separate accounts or certificates representing fewer than 100 Shares. Accordingly, this section is to be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares. The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered; or

☐	is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s), Shares with respect to which it is the record holder and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all of such Shares.

(7) CONDITIONAL TENDER

As described in Section 6 of the Offer to Purchase, a tendering stockholder may condition his or her tender of Shares upon the Fund purchasing all or a specified minimum number of the Shares tendered. Unless at least the minimum number of Shares you indicate below is purchased by the Fund pursuant to the terms of the Offer, none of the Shares tendered by you will be purchased. It is the tendering stockholder’s responsibility to calculate the minimum number of Shares that must be purchased from the stockholder in order for the stockholder to qualify for sale or exchange (rather than distribution) treatment for U.S. federal income tax purposes. Stockholders are urged to consult with their own investment or tax advisors before completing this section. No assurances can be provided that a conditional tender will achieve the intended U.S. federal income tax result for any stockholder tendering Shares. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐

The minimum number of Shares that must be purchased from me, if any are purchased from me, is:                                      Shares.

If, because of proration, the minimum number of Shares designated will not be purchased, the Fund may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her Shares and checked this box:

☐	The tendered Shares represent all Shares held by the undersigned.

(8) SPECIAL PAYMENT INSTRUCTIONS (SEE INSTRUCTIONS 6 AND 12)
If you want the Alibaba ADSs and/or a check for cash (including any cash paid in lieu of fractional Alibaba ADSs) and any certificates for the Shares not tendered or not accepted for purchase to be issued in another name, fill in this section with the information for the new account name.	Signature Guarantee Medallion

Name (Please Print First, Middle & Last Name)	(Title of Officer Signing This Guarantee)

Address (Number and Street)	(Name of Guarantor — Please Print)

(City, State & Zip Code)	(Address of Guarantor Firm)

(Taxpayer Identification Number)

(9) SPECIAL DELIVERY INSTRUCTIONS (SEE INSTRUCTIONS 7 AND 12)

Fill in ONLY if delivering the Alibaba ADSs and/or a check for cash (including any cash paid in lieu of fractional Alibaba ADSs) and any certificates for the Shares not tendered or not accepted for purchase to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card.

Mailing certificate(s) and/or check(s) to:

Signature Guarantee Medallion

Name (Please Print First, Middle & Last Name)	(Title of Officer Signing This Guarantee)

Address (Number and Street)	(Name of Guarantor — Please Print)

(City, State & Zip Code)	(Address of Guarantor Firm)

(10) LOST OR DESTROYED CERTIFICATE(S) (SEE INSTRUCTION 9)
If your certificate for part or all of your Shares has been lost, stolen, destroyed or mutilated, you should contact Computershare Trust Company, N.A., the Exchange Agent and Transfer Agent for the Shares, at 1-877-373-6374, for instructions as to obtaining an Affidavit of Loss. The executed Affidavit of Loss will then be required to be submitted together with this completed Amended and Restated Letter of Transmittal in order to receive payment for the Shares you tender. In certain circumstances, you may be required to pay a fee. In addition, a bond may be required to be posted by you to secure against the risk the certificates may be subsequently re-circulated. You are urged to contact Computershare Trust Company, N.A., immediately in order to receive further instructions, to permit timely processing of this documentation, and for a determination as to whether you will need to pay a fee or post a bond.

Ladies and Gentlemen:

The undersigned hereby tenders to Altaba Inc. (“Altaba” or the “Fund”), a non-diversified, closed-end management investment company organized as a Delaware corporation, their shares of common stock, par value $0.001 per share (the “Shares”), of the Fund, in exchange for, on a per Share basis, (i) 0.35 American Depositary Shares (“Alibaba ADSs”) of Alibaba Group Holding Limited (“Alibaba”), which are held by the Fund in its investment portfolio, less any Alibaba ADSs withheld to satisfy applicable withholding taxes and subject to adjustment for fractional Alibaba ADSs (the “ADS Portion”), and (ii) an amount in cash equal to the Alibaba VWAP (as defined in the Offer to Purchase) multiplied by 0.05, less any cash withheld to satisfy applicable withholding taxes and without interest (the “Cash Portion” and, together with the ADS Portion, the “Offer Consideration”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 7, 2018, as amended and supplemented by the Supplement to Offer to Purchase, dated July 9, 2018 (the “Offer to Purchase”), and this Amended and Restated Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”), receipt of which is hereby acknowledged.

Subject to and effective upon acceptance for payment of, and payment for, the Shares tendered pursuant to this Amended and Restated Letter of Transmittal in accordance with, and subject to, the terms of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Fund, all right, title and interest in and to all the Shares that are being tendered hereby and irrevocably constitute and appoint Computershare Trust Company, N.A. (the “Exchange Agent”), the true and lawful agent and attorney-in-fact of the undersigned, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to the full extent of the undersigned’ rights with respect to such tendered Shares, to (i) deliver certificates for such tendered Shares or transfer ownership of such tendered Shares or book-entry Shares on the records of DTC, or on the account books maintained by DTC, together, in any such case, with all accompanying evidences of transfer and authenticity to, or upon the order of, the Fund upon receipt by the Exchange Agent, as the undersigned’s agent, of the aggregate Offer Consideration with respect to such tendered Shares, (ii) present certificates for such tendered Shares for transfer on the Fund’s books and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such tendered Shares, all in accordance with the terms of the Offer.

The undersigned hereby represents and warrants that undersigned has full power and authority to tender, sell, assign and transfer the Shares tendered hereby and that, when the same are accepted for payment by the Fund, the Fund will acquire good, marketable and unencumbered title to such Shares, free and clear of all liens, security interests, restrictions, charges, claims, encumbrances, conditional sales agreements or other similar obligations relating to the sale or transfer of the tendered Shares, and the same will not be subject to any adverse claim or right. The undersigned will, on request by the Exchange Agent or the Fund, execute and deliver any additional documents deemed by the Exchange Agent or the Fund to be necessary or desirable to complete the sale, assignment and transfer of the Shares tendered hereby, all in accordance with the terms of the Offer.

All authority conferred or agreed to be conferred pursuant to this Amended and Restated Letter of Transmittal shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding on the successors, assigns, heirs, personal representatives, executors, administrators and other legal representatives of the undersigned.

The undersigned understands and agrees that:

(i)	the valid tender of Shares pursuant to any of the procedures described in Section 3 of the Offer to Purchase and in the instructions to this Amended and Restated Letter of Transmittal constitutes the undersigned’s acceptance of the terms and conditions of the Offer, including among other things the undersigned’s making the representations and warranties described herein; the Fund’s acceptance of the tendered Shares will constitute a binding agreement between the undersigned and the Fund on the terms and subject to the conditions of the Offer, which agreement shall be governed by and construed in accordance with the laws of the State of New York;

(ii)	it is a violation of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for a person acting alone or in concert with others, directly or indirectly, to tender Shares for such person’s own account unless at the time of tender and until the Expiration Date, such person has a “net long position” in (a) the Shares that is equal to or greater than the amount tendered and will deliver or cause to be delivered such Shares for the purpose of tender to the Fund within the period specified in the Offer, or (b) other securities immediately convertible into, exercisable for or exchangeable into Shares (“Equivalent Securities”) that is equal to or greater than the amount tendered and, upon the acceptance of such tender, will acquire such Shares by conversion, exchange or exercise of such Equivalent Securities to the extent required by the terms of the Offer and will deliver or cause to be delivered such Shares so acquired for the purpose of tender to the Fund within the period specified in the Offer. Rule 14e-4 also provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. A tender of Shares made pursuant to any method of delivery set forth in this Amended and Restated Letter of Transmittal will constitute the tendering stockholder’s representation and warranty to the Fund that (A) such stockholder has a “net long position” in Shares or Equivalent Securities being tendered within the meaning of Rule 14e-4, and (B) such tender of Shares complies with Rule 14e-4; and

(iii)	THE OFFER IS NOT BEING MADE TO HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF THAT JURISDICTION.

INSTRUCTIONS FOR COMPLETING THE AMENDED AND RESTATED

LETTER OF TRANSMITTAL

1.	Please indicate the total number of certificated Shares and/or book-entry Shares you are tendering in Box 1.

2.	Sign, date and include your daytime telephone number in this Amended and Restated Letter of Transmittal in Box 2, and after completing all other applicable sections, return this form in the enclosed envelope. If your Shares are represented by physical stock certificates, include the originals in the enclosed envelope as well.

3.	Fill in and sign the accompanying IRS Form W-9 (in the case of a stockholder that is a U.S. person) or provide the appropriate duly executed IRS Form W-8 (in the case of a stockholder that is not a U.S. person). Failure to timely provide the Exchange Agent with a properly completed and signed IRS Form W-9 or appropriate IRS Form W-8 will result in a defective submission, and the Fund will be unable to purchase your Shares.

4.	This Amended and Restated Letter of Transmittal is to be used only: (a) if certificates are to be forwarded herewith; or (b) if tenders are being made on book-entry Shares held at Computershare Trust Company, N.A.

The method of delivery of all documents, including certificates for Shares, the Amended and Restated Letter of Transmittal and any other required documents, including delivery through DTC, is at the sole election and risk of the tendering stockholder. Shares will be deemed delivered only when actually received by the Exchange Agent (including, in the case of a book-entry transfer, by book-entry confirmation). If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Certificates for Shares, together with a properly completed Amended and Restated Letter of Transmittal and any other documents required by the Amended and Restated Letter of Transmittal, must be delivered to the Exchange Agent and not to the Fund, the Dealer Manager or the Information Agent. Any certificates delivered to the Fund, the Dealer Manager or the Information Agent may not be forwarded to the Exchange Agent and may not be deemed to be properly tendered.

Although delivery of Shares may be effected through a book-entry transfer into the Exchange Agent’s account at DTC, a properly completed and duly executed Amended and Restated Letter of Transmittal, or a manually signed facsimile of the Amended and Restated Letter of Transmittal, with any required signature guarantees, or an Agent’s Message, and any other required documents must, in any case, be transmitted to, and received by, the Exchange Agent at the appropriate address set forth herein on or prior to the Expiration Date. We are not providing for guaranteed delivery procedures. Accordingly, you must allow sufficient time for the necessary tender procedures to be completed during normal business hours on or prior to the Expiration Date. Tenders received by the Exchange Agent after the Expiration Date will be disregarded and of no effect.

5.	As described in Section 1 of the Offer to Purchase, if the Fund is to purchase fewer than all Shares validly tendered before the Expiration Date and not validly withdrawn, the Shares purchased first will consist of all Shares validly tendered by any stockholder who owned, beneficially or of record, an aggregate of fewer than 100 Shares, and who tenders all of the holder’s Shares. This preference will not be available to you unless you complete Box 6 in this Amended and Restated Letter of Transmittal and is not available to partial tenders or to beneficial or record holders of 100 or more Shares in the aggregate, even if these holders have separate accounts or certificates representing fewer than 100 Shares. Please see the Offer to Purchase for additional information regarding Box 6.

6.

If you want the Alibaba ADSs and/or a check for cash (including any cash paid in lieu of fractional Alibaba ADSs) and any certificates for the Shares not tendered or not accepted for purchase to be issued in another name, fill in Box 8 with the information for the new account name. If you complete Box 8, your signature(s) must be guaranteed by a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Inc. Medallion Signature Program or the Stock Exchange Medallion Program, or which is an “eligible guarantor institution” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended. See Instruction 12.

7.	Complete Box 9 only if the Alibaba ADSs and/or a check for cash (including any cash paid in lieu of fractional Alibaba ADSs) and any certificates for the Shares not tendered or not accepted for purchase are to be transferred to a person other than the registered holder(s) or to a different address. If you complete Box 9, your signature(s) must be guaranteed by a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Inc. Medallion Signature Program or the Stock Exchange Medallion Program, or which is an “eligible guarantor institution” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended. See Instruction 12.

8.	The Fund will pay all stock transfer taxes, if any, payable on the purchase by the Fund of Shares pursuant to the Offer, provided that if payment of the Offer Consideration is to be made to, or (in the circumstances permitted by the Offer) if unpurchased Shares are to be registered in the name of, any person other than the registered holder(s), or if tendered certificates are registered in the name of any person other than the person(s) signing this Amended and Restated Letter of Transmittal, the amount of all stock transfer taxes or stamp duties, if any (whether imposed on the registered holder(s) or the other person), payable on account of the transfer to the person, will be the responsibility of the stockholder.

9.	If you do not hold your Shares in book-entry form and you cannot produce some or all of your stock certificates representing the Shares, you must obtain a lost instrument open penalty surety bond with Computershare Trust Company, N.A. To do so through Computershare Trust Company, N.A.’s program, please contact Computershare Trust Company, N.A. for further instructions.

10.	Partial Tenders (Not Applicable to Stockholders Who Tender by Book-Entry Transfer). If fewer than all the Shares represented by any certificate submitted to the Exchange Agent are to be tendered, fill in the number of Shares that are to be tendered in Box 1. In that case, if any tendered Shares are purchased, new certificate(s) for the remainder of the Shares that were evidenced by the old certificate(s) will be sent to the registered holder(s), unless otherwise provided in the appropriate box on this Amended and Restated Letter of Transmittal, promptly after the expiration of the Offer. All Shares represented by certificates delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

11.	The Fund will determine in its sole discretion the number of Shares to accept and the validity, eligibility and acceptance for payment of any tender. Any such determinations will be final and binding on all parties. The Fund reserves the absolute right to reject any or all tenders of Shares it determines not to be in proper form or the acceptance of which or payment for which may, in the Fund’s opinion, be unlawful. The Fund also reserves the right to waive any defect or irregularity in the tender of any particular Shares, and the Fund’s interpretation of the terms of the Offer, including these instructions, will be final and binding on all parties absent a finding to the contrary by a court of competent jurisdiction. No tender of Shares will be deemed to be validly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Fund shall determine. There is no obligation on the part of the Fund, the Dealer Manager, the Exchange Agent or the Information Agent to give notice of any defects or irregularities to stockholders and none of them will incur any liability for failure to give any such notice. See Section 3 of the Offer to Purchase for additional information.

12.

If any of the Shares tendered hereby are owned of record by two or more joint owners, all such persons must sign this Amended and Restated Letter of Transmittal. If any Shares tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Amended and Restated Letters of Transmittal as there are different registrations of certificates. If this Amended and Restated Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, he or she should so indicate when signing, and proper evidence satisfactory to the Fund of his or her authority to so act must be submitted with this Amended and Restated Letter of Transmittal.

If this Amended and Restated Letter of Transmittal is signed by the registered owner(s) of the Shares tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the Offer Consideration is to be made, or certificates for Shares not tendered or accepted for payment are to be issued, to a person other than the registered owner(s). Signatures on any such certificates or stock powers must be guaranteed by an Eligible Institution. If this Amended and Restated Letter of Transmittal is signed by a person other than the registered owner(s) of the Shares tendered hereby, or if payment is to be made or certificate(s) for Shares not tendered or not purchased are to be issued to a person other than the registered owner(s), the certificate(s) representing such Shares must be properly endorsed for transfer or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear(s) on the certificates(s). The signature(s) on any such certificate(s) or stock power(s) must be guaranteed by an Eligible Institution. Signature guarantees are also required if either Box 8, “Special Payment Instructions” or Box 9, “Special Delivery Instructions” are completed. See Instructions 6 and 7 and Section 3 of the Offer to Purchase.

The tendering holder will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Fund to be necessary or desirable to complete the sale, assignment and transfer of the shares tendered hereby.

13.	If any of the space provided above is inadequate, the additional information should be listed on a separated signed schedule attached hereto.

14.	Please see the Offer to Purchase for additional information.

IMPORTANT U.S. FEDERAL INCOME TAX INFORMATION

This is a summary only of certain U.S. federal income tax considerations. Stockholders are urged to consult with their own tax advisor regarding the tax consequences with respect to their particular circumstances.

In order to avoid backup withholding of U.S. federal income tax on payments pursuant to the Offer, a U.S. stockholder tendering Shares must, unless an exemption applies, provide the Exchange Agent with such stockholder’s correct taxpayer identification number (“TIN”), certify under penalties of perjury that such TIN is correct (or that such stockholder is waiting for a TIN to be issued) and provide certain other certifications by completing the IRS Form W-9 accompanying this Amended and Restated Letter of Transmittal. Failure of a U.S. stockholder to timely provide the Exchange Agent with a properly completed and signed IRS Form W-9 or other necessary documentation to establish an exemption from withholding tax will result in a defective submission, and the Fund will be unable to purchase such stockholder’s shares.

If the stockholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, then the stockholder should write “Applied For” in the space for the TIN in Part I of the IRS Form W-9 and should sign and date the IRS Form W-9. If the Shares are held in more than one name or are not in the name of the actual owner, consult the instructions on the IRS Form W-9 for additional guidance on which name and TIN to report.

Certain stockholders (including, among others, C corporations, individual retirement accounts and certain foreign individuals and entities) are not subject to backup withholding but are nevertheless required to provide evidence of their exemption from backup withholding. Exempt U.S. stockholders should provide their proper “Exempt payee” code on the IRS Form W-9. See the accompanying IRS Form W-9 for more instructions.

Non-U.S. stockholders, such as non-resident alien individuals and foreign entities, including a disregarded U.S. domestic entity that has a foreign owner, should not complete an IRS Form W-9. Instead, to establish an applicable exemption from U.S. federal backup withholding tax, a non-U.S. stockholder (or a stockholder’s non-U.S. designee, if any) must properly complete and submit an IRS Form W-8BEN, W-8BEN-E, W-8IMY (with any required attachments), W-8ECI, or W-8EXP, as applicable, signed under penalties of perjury, attesting to such exempt status (which forms may be obtained on the IRS website (www.irs.gov)). Failure of a non-U.S. stockholder to timely provide the Exchange Agent with the appropriate IRS Form W-8 will result in a defective submission, and the Fund will be unable to purchase such stockholder’s shares. In addition, the Exchange Agent or another withholding agent may withhold tax. See Section 14 of the Offer to Purchase.

The foregoing is a summary only of certain U.S. federal income tax considerations. Stockholders are urged to consult their own tax advisor regarding the tax consequences with respect to their particular circumstances and to determine whether they are exempt from these backup withholding and reporting requirements.

Form W-9 (Rev. November 2017) Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification ▶ Go to www.irs.gov/FormW9 for instructions and the latest information.	Give Form to the requester. Do not send to the IRS.

Print or type See Specific Instructions on page 3.	1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.
2 Business name/disregarded entity name, if different from above
3 Check appropriate box for federal tax classification of the person whose name is entered on line 1. Check only one of the following seven boxes.

4 Exemptions (codes apply only to
certain entities, not individuals; see
instructions on page 3):

Exempt payee code (if any)

Exemption from FATCA reporting
code (if any)

(Applies to accounts maintained
outside the U.S.)

	☐	Individual/sole proprietor or single-member LLC	☐	C Corporation	☐	S Corporation	☐	Partnership	☐ Trust/estate

☐   Limitedliability company. Enter the tax classification (C=C  corporation, S=S corporation, P=Partnership)  ▶

Note: Check the appropriate box in the line above for the tax classification of the single-member owner. Do not check LLC if the LLC is classified as a single-member LLC that is disregarded from the owner unless the owner of the LLC is another LLC that is not disregarded from the owner for U.S. federal tax purposes. Otherwise, a single-member LLC that is disregarded from the owner should check the appropriate box for the tax classification of its owner.

☐   Other(see instructions)  ▶

	5 Address (number, street, and apt. or suite no.) See instructions.								Requester’s name and address (optional)
6 City, state, and ZIP code
7 List account number(s) here (optional)

Part I	Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN, later.

Note: If the account is in more than one name, see the instructions for line 1. Also see What Name and Number To Give the Requester for guidelines on whose number to enter.

Social security number
	–	–
or
Employer identification number
–

Part II	Certification

Under penalties of perjury, I certify that:

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

3.	I am a U.S. citizen or other U.S. person (defined below); and

4.	The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later.

Sign Here	Signature of U.S. person ▶	Date ▶

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. For the latest information about developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to www.irs.gov/FormW9.

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following.

● Form 1099-INT (interest earned or paid)

● Form 1099-DIV (dividends, including those from stocks or mutual funds)

● Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)

● Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)

● Form 1099-S (proceeds from real estate transactions)

● Form 1099-K (merchant card and third party network transactions)

● Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)

● Form 1099-C (canceled debt)

● Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding, later.

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See What is FATCA reporting, later, for further information.

Note: If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

● An individual who is a U.S. citizen or U.S. resident alien;

Cat. No. 10231X	Form W-9 (Rev. 11-2017)

Form W-9 (Rev. 11-2017)	Page 2

● A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;

● An estate (other than a foreign estate); or

● A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners’ share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States.

● In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity;

● In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and

● In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items.

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the instructions for Part II for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See Exempt payee code, later, and the separate Instructions for the Requester of Form W-9 for more information.

Also see Special rules for partnerships, earlier.

What is FATCA Reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See Exemption from FATCA reporting code, later, and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Line 1

You must enter one of the following on this line; do not leave this line blank. The name should match the name on your tax return.

If this Form W-9 is for a joint account (other than an account maintained by a foreign financial institution (FFI)), list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9. If you are providing Form W-9 to an FFI to document a joint account, each holder of the account that is a U.S. person must provide a Form W-9.

a. Individual. Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note: ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application.

b. Sole proprietor or single-member LLC. Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or “doing business as” (DBA) name on line 2.

c. Partnership, LLC that is not a single-member LLC, C corporation, or S corporation. Enter the entity’s name as shown on the entity’s tax return on line 1 and any business, trade, or DBA name on line 2.

d. Other entities. Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2.

e. Disregarded entity. For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a “disregarded entity.” See Regulations section 301.7701-2(c)(2)(iii). Enter the owner’s name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner’s name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity’s name on line 2, “Business name/disregarded entity name.” If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2.

Line 3

Check the appropriate box on line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box on line 3.

Form W-9 (Rev. 11-2017)	Page 3

IF the entity/person on line 1 is a(n) . . .	THEN check the box for . . .
● Corporation	Corporation
● Individual ● Sole proprietorship, or ● Single-member limited liability company (LLC) owned by an individual and disregarded for U.S. federal tax purposes.	Individual/sole proprietor or single- member LLC

● LLC treated as a partnership for U.S. federal tax purposes,

● LLC that has filed Form 8832 or 2553 to be taxed as a corporation, or

● LLC that is disregarded as an entity separate from its owner but the owner is another LLC that is not disregarded for U.S. federal tax purposes.

Limited liability company and enter the appropriate tax classification. (P= Partnership; C= C corporation; or S= S corporation)
● Partnership	Partnership
● Trust/estate	Trust/estate

Line 4, Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space on line 4 any code(s) that may apply to you.

Exempt payee code.

● Generally, individuals (including sole proprietors) are not exempt from backup withholding.

● Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.

● Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

● Corporations are not exempt from backup withholding with respect to attorneys’ fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4.

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2—The United States or any of its agencies or instrumentalities

3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities

5—A corporation

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession

7—A futures commission merchant registered with the Commodity Futures Trading Commission

8—A real estate investment trust

9—An entity registered at all times during the tax year under the Investment Company Act of 1940

10—A common trust fund operated by a bank under section 584(a)

11—A financial institution

12—A middleman known in the investment community as a nominee or custodian

13—A trust exempt from tax under section 664 or described in section 4947

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 7
Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 4
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

[1]	See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2]	However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with “Not Applicable” (or any similar indication) written or printed on the line for a FATCA exemption code.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities

C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a)

J—A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Note: You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. If this address differs from the one the requester already has on file, write NEW at the top. If a new address is provided, there is still a chance the old address will be used until the payor changes your address in their records.

Line 6

Enter your city, state, and ZIP code.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN.

If you are a single-member LLC that is disregarded as an entity separate from its owner, enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN.

Note: See What Name and Number To Give the Requester, later, for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at www.SSA.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/Businesses and clicking on Employer Identification Number (EIN) under Starting a Business. Go to www.irs.gov/Forms to view, download, or print Form W-7 and/or Form SS-4. Or, you can go to www.irs.gov/OrderForms to place an order and have Form W-7 and/or SS-4 mailed to you within 10 business days.

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note: Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, 4, or 5 below indicates otherwise.

Form W-9 (Rev. 11-2017)	Page 4

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see Exempt payee code, earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), ABLE accounts (under section 529A), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:		Give name and SSN of:
1.	Individual	The individual
2.	Two or more individuals (joint account) other than an account maintained by an FFI	The actual owner of the account or, if combined funds, the first individual on the account[1]
3.	Two or more U.S. persons (joint account maintained by an FFI)	Each holder of the account
4.	Custodial account of a minor (Uniform Gift to Minors Act)	The minor[2]
5.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee[1]
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]
6.	Sole proprietorship or disregarded entity owned by an individual	The owner[3]
7.	Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulations section 1.671-4(b)(2)(i)(A))	The grantor*
For this type of account:		Give name and EIN of:
8.	Disregarded entity not owned by an individual	The owner
9.	A valid trust, estate, or pension trust	Legal entity[4]
10.	Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
11.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
12.	Partnership or multi-member LLC	The partnership
13.	A broker or registered nominee	The broker or nominee

For this type of account:		Give name and EIN of:
14.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
15.	Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulations section 1.671-4(b)(2)(i)(B))	The trust

[1]	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

[2]	Circle the minor’s name and furnish the minor’s SSN.

[3]	You must show your individual name and you may also enter your business or DBA name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4]	List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships, earlier.

*	Note: The grantor also must provide a Form W-9 to trustee of trust.

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records From Identity Theft

Identity theft occurs when someone uses your personal information such as your name, SSN, or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

● Protect your SSN,

● Ensure your employer is protecting your SSN, and

● Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Pub. 5027, Identity Theft Information for Taxpayers.

Victims of identity theft who are experiencing economic harm or a systemic problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at spam@uce.gov or report them at www.ftc.gov/complaint. You can contact the FTC at www.ftc.gov/idtheft or 877-IDTHEFT (877-438-4338). If you have been the victim of identity theft, see www.IdentityTheft.gov and Pub. 5027.

Visit www.irs.gov/IdentityTheft to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

This Amended and Restated Letter of Transmittal, certificates for Shares and any other required documents should be sent or delivered by each stockholder of the Fund or his or her broker, dealer, commercial bank, trust company or other nominee to the Exchange Agent as follows:

The Exchange Agent for the Offer is:

Computershare Trust Company, N.A.

By First Class Mail:	By Overnight Courier or Express Mail:

Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
Attn: Corporate Actions	Attn: Corporate Actions
P.O. Box 43011	250 Royall Street, Suite V
Providence, RI 02940-3011	Canton, MA 02021

DELIVERY OF THE AMENDED AND RESTATED LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE EXCHANGE AGENT.

Questions and requests for assistance may be directed to the Information Agent or the Dealer Manager at their respective telephone numbers and addresses set forth below. Requests for additional copies of this Amended and Restated Letter of Transmittal or the Offer to Purchase should be directed to the Information Agent at the telephone number and location listed below. The Information Agent will promptly furnish to stockholders additional copies of these materials at the Fund’s expense. You may also contact your bank, broker, dealer, trust company or other nominee for assistance concerning the Offer.

The Information Agent for the Offer is:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders may call toll free: (877) 750-9497

Banks and Brokers may call collect: (212) 750-5833

The Dealer Manager for the Offer is:

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Direct: (212) 622-4401

Toll free: (877) 371-5947